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                       SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549
                              --------------------


                                   FORM 8-K/A
                                Amendment No. 1


                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934


Date of report (Date of earliest event reported):  August 11, 1997


                            GROUP LONG DISTANCE, INC.
               --------------------------------------------------
               (Exact Name of Registrant as Specified in Charter)


           Florida                      0-21913                   65-0213198
----------------------------      ---------------------      -------------------
(State or Other Jurisdiction      (Commission File No.)       (I.R.S. Employer
     of Incorporation)                                       Identification No.)



   1451 West Cypress Creek Road, Suite 200,
           Fort Lauderdale, FL                                       33309
----------------------------------------                      ------------------
(Address of Principal Executive Offices)                           (Zip Code)



Registrant's telephone number, including area code:  (954) 771-9696


                                      N/A
         -------------------------------------------------------------
         (Former Name or Former Address, if Changed Since Last Report)

Item 7.  Financial Statements, Pro Forma Financial Information and Exhibits

(a)  Financial Statements of Business Acquired

     The following financial statements of Eastern Telecommunications Incorporated, a New York corporation ("EIT"), are filed as part of this Form 8-K/A on the pages indicated:


                                                                           Page
O    Report of Independent Certified Public Accountants.....................F-1

O    Historical Statements of Income and Direct Operating Expense
     Exclusive of Items Not Comparable to the Proposed Future
     Operations of the Customer Base........................................F-2


(b) Pro Forma Financial Information

     The following financial statements of the Registrant giving effect to the acquisition of ETI are filed as part of this Form 8-K/A on the pages indicated:


O    Pro Forma Financial Statements (Unaudited).............................F-3

O    Pro Forma Statement of Operations
     for the year ended April 30, 1997 (Unaudited)..........................F-4

O    Pro Forma Adjustment (Unaudited) as at July 31, 1997...................F-5

O    Pro Forma Balance Sheet as at April 30, 1997 (Unaudited)...............F-6

O    Pro Forma Statement of Operations for the Three Months
     Ended July 31, 1997 (Unaudited)........................................F-7

O    Pro Forma Adjustments as at July 31, 1997..............................F-8



(c)  Exhibits

     10.30 Stock Purchase Agreement, dated as of August 11, 1997, by and among the selling shareholders of Eastern Telecommunications Incorporated and the Company, together with all exhibits thereto (incorporated herein by reference to Exhibit 10.30 to the Company's Form 10-KSB for the year ended April 30, 1997).

                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                     GROUP LONG DISTANCE, INC.




Date: October 27, 1997               By:  /s/ Gerald M. Dunne, Jr.
                                          ------------------------
                                          Gerald M. Dunne, Jr.
                                          Chief Executive Officer and President

                              REPORT OF INDEPENDENT
                          CERTIFIED PUBLIC ACCOUNTANTS


Board of Directors
Group Long Distance, Inc.

We have audited the accompanying Historical Statements of Income and Direct Operating Expenses exclusive of items not comparable to the proposed future operations of the customer base of Eastern Telecommunications Incorporated for each of the two years in the period ended June 30, 1997. These statements are the responsibility of the management of Group Long Distance, Inc. Our responsibility is to express an opinion on these statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the statements. We believe that our audits provide a reasonable basis for our opinion.

The accompanying statements were prepared for the purpose of complying with the rules and regulations of the Securities and Exchange Commission as described in Note A and are not intended to be a complete presentation of Eastern Telecommunications Incorporated's revenues and expenses.

In our opinion, the statements referred to above present fairly, in all material respects, the operating income and direct operating expenses described in Note A of Eastern Telecommunications Incorporated's Historical Statements of Income and Direct Operating Expenses for each of the two years in the period ended June 30, 1997 in conformity with generally accepted accounting principles.


/s/ Grant Thornton LLP




Fort Lauderdale, Florida
October 17, 1997

                     Eastern Telecommunications Incorporated

              HISTORICAL STATEMENTS OF INCOME AND DIRECT OPERATING
                EXPENSES EXCLUSIVE OF ITEMS NOT COMPARABLE TO THE
                 PROPOSED FUTURE OPERATIONS OF THE CUSTOMER BASE

                           For the Year Ended June 30,





                                                                       1997             1996
                                                                  -------------    -------------

Revenues                                                          $   4,682,089    $   7,866,575

Direct operating expenses
    Telephone expense                                                 2,607,413        4,664,356
                                                                  -------------    -------------

               Operating income exclusive of items
                 not comparable to the proposed future
                 operations of the property                       $   2,074,676    $   3,202,219
                                                                  =============    =============



NOTE A - ORGANIZATION AND BASIS OF PRESENTATION

On August 11, 1997, Group Long Distance, Inc. acquired all the issued and outstanding stock of Eastern Telecommunications Incorporated ("ETI"), a New York-based long-distance reseller. The purchase price aggregated $8,313,000 and consisted of two $3,500,000 notes, assumption of $1,200,000 of certain liabilities and the payment of closing costs of $113,000. ETI's assets consist of two warrants to purchase 1,347,000 shares of the common stock of Tel-Save, a customer base of 7,000 customers, and certain receivables. The purchase price was allocated $7,713,000 to the warrants and $600,000 to the customer base acquired of 7,000 customers. No value was assigned to the receivables purchased due to the uncertainty surrounding their collectibility. ETI's operations are not comparable to the proposed future operations of this customer base. Accordingly, it is impracticable to prepare the full financial statements required by Regulation S-X. The audited statements include only the direct income and direct operating expense of servicing this customer base. Amounts of selling general, and administrative expenses expected after the acquisition are reflected in the pro forma statements of operations.

                            Group Long Distance, Inc.

                   PRO FORMA FINANCIAL STATEMENTS (UNAUDITED)



On August 11, 1997, Group Long Distance, Inc. ("GLD") acquired Eastern Telecommunications Incorporated ("ETI") whose assets consisted of a customer base of approximately 7,000 customers, related accounts receivable, and certain common stock purchase warrants.

The following unaudited pro forma statement of operations for the year ended April 30, 1997, and the three months ended July 31, 1997 are presented as if Group Long Distance, Inc. had acquired ETI on May 1, 1996. Selling, general, and administrative expenses have been adjusted to reflect the incremental costs to operate this customer base within GLD's organizational structure. The pro forma balance sheet gives effect to this acquisition as if it had occurred on July 31, 1997.

Pro forma information is not necessarily indicative of what the Company's results of operations actually would have been if these transactions had in fact occurred on the dates indicated.

                            Group Long Distance, Inc.

                        PRO FORMA STATEMENT OF OPERATIONS

                        For the Year Ended April 30, 1997
                                   (Unaudited)



                                                                   Eastern
                                                Group Long        Telecommu-
                                                 Distance,         nications         Pro Forma              Total
                                                    Inc.         Incorporated        Adjustments          Pro Forma


Revenues                                      $   23,430,846    $    5,806,930     $          -        $   29,237,776

Cost of sales                                     17,219,730         3,255,174                -            20,474,904
                                              --------------    --------------     -------------       --------------

              Gross profit                         6,211,116         2,551,756                -             8,762,872
                                              --------------    --------------     -------------       --------------

Selling, general and administrative
  expenses                                        10,480,351                -            234,104 (1)       11,326,455
                                                                                         162,000 (2)
                                                                                         450,000 (3)

Interest expense (net)                               365,487                -            700,000 (4)        1,065,487
                                              --------------    --------------     -------------       --------------

              Earnings (loss) before
                income taxes                      (4,634,722)        2,551,756        (1,546,104)          (3,629,070)

Income tax expense (benefit)                        (502,000)               -            625,797 (5)          123,797
                                              --------------    --------------     -------------       --------------

              Net earnings (loss)             $   (4,132,722)   $    2,551,756     $  (2,171,901)      $   (3,752,867)
                                              ==============    ==============     =============       ==============

Earnings per common and common
  equivalent share                            $        (1.78)                                          $        (1.61)
                                              ==============                                           ==============


                            Group Long Distance, Inc.

                        PRO FORMA ADJUSTMENTS (UNAUDITED)

                                 April 30, 1997


1) To record provision for bad debt on additional revenues. This provision is based on the Company's historical experience of 5% of revenues.

2) To record regulatory and filing fees and miscellaneous monthly recurring costs.

3)  To record amortization expense of customer base acquisition cost.

4) To record interest expense based on $7 million of notes payable at an annual interest rate of 10%.

5)  To record taxes on additional pre-tax income.

                            Group Long Distance, Inc.

                             PRO FORMA BALANCE SHEET

                                  July 31, 1997
                                   (Unaudited)



                                                                       Eastern
                                                   Group Long         Telecommu-
                                                    Distance,          nications        Pro Forma            Total
                                                      Inc.           Incorporated       Adjustments        Pro Forma

ASSETS

Current assets
    Cash                                        $      751,829     $          -      $          -      $      751,829
    Accounts receivable, net                         7,380,947                -                 -           7,380,947
    Note receivable - related party                     26,608                -                 -              26,608
    Investments - Tel-Save warrants                         -                 -          7,713,000 (1)      7,713,000
    Deferred tax assets                                233,300                -                 -             233,300
    Prepaid expenses and other current assets        7,309,948                -                 -           7,309,948
                                                --------------     -------------     -------------     --------------
                                                    15,702,632                -          7,713,000         23,415,632
                                                --------------     -------------     -------------     --------------

Prepaid expenses, net of current portion             5,070,000                -                 -           5,070,000
Property and equipment, net                            322,120                -                 -             322,120
Customer and acquisition costs, net                  1,710,935                -            600,000 (1)      2,310,935
Deferred tax assets                                    513,384                -                 -             513,384
Other assets                                            33,543                -                 -              33,543
                                                --------------     -------------     -------------     --------------

              Total assets                      $   23,352,614     $          -      $   8,313,000     $   31,665,614
                                                ==============     =============     =============     ==============


LIABILITIES AND STOCKHOLDERS' EQUITY

Current liabilities
    Notes payable                               $           -      $          -      $   7,000,000 (1) $    7,000,000
    Accounts payable                                19,668,593                -          1,313,000 (1)     20,981,593
    Accrued expenses and other liabilities             533,197                -                 -             533,197
    Current portion of long-term debt                1,881,373                -                 -           1,881,373
                                                --------------     -------------     -------------     --------------
                                                    22,083,163                -          8,313,000         30,396,163
Long-term debt, net of current portion               1,074,330                -                 -           1,074,330
                                                --------------     -------------     -------------     --------------
              Total liabilities                     23,157,493                -          8,313,000         31,470,493
                                                --------------     -------------     -------------     --------------

Stockholders' equity
    Preferred stock                                         -                 -                 -                  -
    Common stock                                            -                 -                 -                  -
    Additional paid-in capital                       5,751,319                -                 -           5,751,319
    Accumulated deficit                             (5,556,198)               -                 -          (5,556,198)
                                                --------------     -------------     -------------     --------------
              Total stockholders' equity               195,121                -                 -             195,121
                                                --------------     -------------     -------------     --------------
              Total liabilities and
                stockholders' equity            $   23,352,614     $          -      $   8,313,000     $   31,665,614
                                                ==============     =============     =============     ==============




                            Group Long Distance, Inc.

                        PRO FORMA STATEMENT OF OPERATIONS

                    For the Three Months Ended July 31, 1997
                                   (Unaudited)



                                                  Historical          Eastern
                                                  Statement         Telecommu-
                                                      of             nications        Pro Forma            Total
                                                  Operations       Incorporated       Adjustments        Pro Forma


Revenues                                        $    9,064,998     $     676,547     $          -      $    9,741,545

Cost of sales                                        6,961,188           378,968                -           7,340,156
                                                --------------     -------------     -------------     --------------

              Gross profit                           2,103,810           297,579                -           2,401,389
                                                --------------     -------------     -------------     --------------

Selling, general and administrative
  expenses                                           3,511,851                -             33,827 (2)      3,608,678
                                                                                            40,500 (3)
                                                                                            22,500 (4)

Interest expense, net                                   32,496                -            175,000 (5)        207,496
                                                --------------     -------------     -------------     --------------

              Earnings (loss) before
                income taxes                        (1,440,537)          297,579          (271,827)        (1,414,785)

Income tax expense (benefit)                           (96,784)               -             29,434 (6)        (67,350)
                                                --------------     -------------     -------------     --------------

              Net earnings (loss)               $   (1,343,753)    $     297,579     $    (301,261)    $   (1,347,435)
                                                ==============     =============     =============     ==============

Earnings (loss) per common and common
  equivalent share                              $        (0.39)                                        $        (0.39)
                                                ==============                                         ==============

                            Group Long Distance, Inc.

                        PRO FORMA ADJUSTMENTS (UNAUDITED)

                                  July 31, 1997



1) To record the purchase of Eastern Telecommunications Incorporated. The purchase price aggregated $8,313,000 and consisted of two $3.5 million notes, assumption of $1.2 million of certain liabilities and the payment of closing costs in the amount of $113,000.

2) To record provision for bad debt on additional revenues. This provision is based on the Company's historical experience of 5% of revenues.

3) To record regulatory and filing fees and miscellaneous monthly recurring costs.

4)  To record amortization expense of customer base acquisition cost.

5) To record interest expense based on $7 million of notes payable at an annual interest rate of 10% for three months.

6)  To record taxes on additional pre-tax income.